AMENDED AND RESTATED
                          EXPENSE LIMITATION AGREEMENT

     This agreement is made as of the 9th day of May, 2002 by and between EXETER FUND, INC., a Maryland Corporation (the "Fund"), and MANNING & NAPIER ADVISORS, INC., a New York Corporation (the "Advisor"), with respect to the following:

     WHEREAS, the Advisor serves as the investment advisor to certain of the Fund's Series, as listed on Schedule A, pursuant to an Investment Advisory Agreement dated April 30, 1993; and

     WHEREAS, the Fund and the Advisor desire to enter into a contractual fee waiver arrangement for a period beginning March 1, 2002 and ending on February 28, 2003 (or such other date as provided below).

     NOW THERETOFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

     1. The Advisor agrees to waive its fee and/or reimburse expenses so that each Series' total annual fund operating expenses do not exceed the amounts listed on Schedule A for a period beginning on March 1, 2002 and ending on February 28, 2003; provided that with respect to each of the Puremark Series the fee waiver and agreement to reimburse expenses pursuant to this Section 1 shall continue until such time as the Board of Directors of the Fund determines to amend or terminate this agreement.

     2. Upon the termination of the Investment Advisory Agreement this Agreement shall automatically terminate.

     3. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC issued pursuant to said Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order. Otherwise the provisions of this Agreement shall be interpreted in accordance with the laws of Maryland.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers as of the day and year first above written.

[SEAL]


EXETER  FUND,  INC.


Attest:/s/  Jodi  L.  Hedberg



by:/s/  William  Manning
                    By:  William  Manning
                              Title:  President



MANNING  &  NAPIER  ADVISORS,  INC.



Attest:/s/  Jodi  L.  Hedberg



by:/s/  B.  Reuben  Auspitz
                    By:  B.  Reuben  Auspitz
                              Title:  Executive  Vice  President

                                   SCHEDULE A

Series                             Expense
                                   Limitation
                                   ----------

Defensive  Series  Class  A                              1.00%
Defensive  Series  Class  B                              2.00%
Defensive  Series  Class  C                              1.75%
Defensive  Series  Class  D                              1.50%
Defensive  Series  Class  E                              1.25%
Blended  Asset  Series  I  Class  A                         1.20%
Blended  Asset  Series  I  Class  B                         2.20%
Blended  Asset  Series  I  Class  C                         1.95%
Blended  Asset  Series  I  Class  D                         1.70%
Blended  Asset  Series  I  Class  E                         1.45%
Blended  Asset  Series  II  Class  A                         1.20%
Blended  Asset  Series  II  Class  B                         2.20%
Blended  Asset  Series  II  Class  C                         1.95%
Blended  Asset  Series  II  Class  D                         1.70%
Blended  Asset  Series  II  Class  E                         1.45%
Maximum  Horizon  Series  Class  A                         1.20%
Maximum  Horizon  Series  Class  B                         2.20%
Maximum  Horizon  Series  Class  C                         1.95%
Maximum  Horizon  Series  Class  D                         1.70%
Maximum  Horizon  Series  Class  E                         1.45%
Tax  Managed  Series  Class  A                              1.20%
Tax  Managed  Series  Class  B                              2.20%
Tax  Managed  Series  Class  C                              1.95%
Tax  Managed  Series  Class  D                              1.70%
Tax  Managed  Series  Class  E                              1.45%
PureMarksm  Series  Class  A                              0.70%
PureMarksm  Series  Class  B                              1.70%
PureMarksm  Series  Class  C                              1.45%
PureMarksm  Series  Class  D                              1.20%
PureMarksm  Series  Class  E                              0.95%
All-Equity  Series                                   1.05%
World  Opportunities  Series  II                              1.05%